FOR IMMEDIATE RELEASE	August 27, 2015
Contact: Susan Jordan 732-577-9996

MONMOUTH REAL ESTATE INVESTMENT CORPORATION ENTERS INTO A NEW $130 MILLION UNSECURED REVOLVING CREDIT FACILITY

FREEHOLD, NJ, August 27, 2015………….. Monmouth Real Estate Investment Corp. (NYSE: MNR), today announced that it has entered into an agreement to replace its existing $60 million unsecured revolving credit facility, which was set to mature in June 2016 with a new unsecured revolving credit facility (the “Facility”). The Facility is syndicated with three banks led by BMO Capital Markets (“BMO”), as sole lead arranger, sole book runner, and Bank of Montreal as administrative agent, and includes JPMorgan Chase Bank, N.A. (“J.P. Morgan”) and RBC Capital Markets (“RBC”) as co-syndication agents.  The Facility provides for up to $130 million in available borrowings with a $70 million accordion feature, bringing the total potential availability up to $200 million, subject to certain conditions.  The Facility matures in August 2019 and has a one-year extension option.  Availability under the Facility, through December 31, 2016, is based on 70% of the value of the borrowing base properties and is based on 60% of the value of the borrowing base properties, thereafter.  The value of the borrowing base properties is determined by applying a 7.0% capitalization rate to the Net Operating Income (“NOI”) generated by the Company’s unencumbered, wholly-owned industrial properties.  Borrowings under the Facility, up to the first 60% of the value of the borrowing base properties, will bear interest at LIBOR plus 140 basis points to 220 basis points, depending on the company’s leverage ratio. Borrowings under the Facility in excess of 60% of the value of the borrowing base properties will bear interest at LIBOR plus 215 basis points to 295 basis points, depending on the company’s leverage ratio.  Based on the Company’s current leverage ratio, borrowings under the Facility will bear interest at LIBOR plus 170 basis points, for borrowings up to 60% of the value of the borrowing base properties and LIBOR plus 245 basis points, for borrowings in excess of 60% of the value of the borrowing base properties.

The former $60 million facility was limited to 60% of the value of the borrowing base properties whose value was determined by applying a 7.5% capitalization rate to the NOI generated by the Company’s unencumbered properties.  In addition, the former facility bore interest at LIBOR plus 175 basis points to 250 basis points depending on the Company’s leverage ratio. Based on the Company’s current leverage ratio, borrowings under the old facility bore interest at LIBOR plus 200 basis points.

Kevin Miller, CFO, commented, “We are very pleased to announce our new expanded and extended credit Facility. This new Facility, which will help fund our growing acquisition pipeline, enhances our financial flexibility and is a testament to the strength of our balance sheet and our high-quality tenant base. Our new Facility is at a lower cost than our prior one and has a term of up to five years. In addition, it offers us significant liquidity as we continue to grow our unencumbered property portfolio and pay down higher interest rate mortgage debt. We are very pleased with our long-term relationships with BMO and J.P Morgan and greatly appreciate their continued support. We are also excited to add RBC to our growing roster of banking relationships. We look forward to continued success with our partners at BMO, J.P. Morgan and RBC.”

About Monmouth Real Estate Investment Corporation

Monmouth Real Estate Investment Corporation, founded in 1968 and one of the oldest public equity REITs in the U.S., specializes in net-leased industrial properties, subject to long-term leases, primarily to investment grade tenants.  The Company is a fully integrated and self-managed real estate company, whose property portfolio consists of ninety-one properties located in twenty-eight states, containing a total of approximately 14 million rentable square feet.  In addition, the Company owns a portfolio of REIT securities.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. Forward-looking statements provide the Company’s current expectations or forecasts of future events. Forward-looking statements include statements about the Company’s expectations, beliefs, intentions, plans, objectives, goals, strategies, future events, performance and underlying assumptions and other statements that are not historical facts, including with regard to the Company’s credit Facility or the anticipated use of proceeds. You can identify forward-looking statements by their use of forward-looking words, such as “may,” “will,” “anticipate,” “expect,” “believe,” “intend,” “plan,” “should,” “seek” or comparable terms, or the negative use of those words, but the absence of these words does not necessarily mean that a statement is not forward-looking. The forward-looking statements are based on the Company’s beliefs, assumptions and expectations of its future performance, taking into account all information currently available to it. Forward-looking statements are not predictions of future events. These beliefs, assumptions and expectations can change as a result of many possible events or factors, not all of which are known to the Company. Some of these factors are described under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” as included in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2014 and its other periodic reports filed with the Securities and Exchange Commission, which are accessible on the Securities and Exchange Commission’s website at www.sec.gov. These factors should not be construed as exhaustive and should be read in conjunction with other cautionary statements that are included in the filings. These and other risks, uncertainties and factors could cause the Company’s actual results to differ materially from those included in any forward-looking statements it makes. Any forward-looking statement speaks only as of the date on which it is made. New risks and uncertainties arise over time, and it is not possible for the Company to predict those events or how they may affect it. Except as required by law, the Company is not obligated to, and does not intend to, update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. You should not place undue reliance on these forward-looking statements, as events described or implied in such statements may not occur.

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